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As filed with the Securities and Exchange Commission on November 30, 2001.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Abbott Laboratories
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0698440 (I.R.S. Employer Identification No.)
Abbott Laboratories 100 Abbott Park Road Abbott Park, Illinois (Address of Principal Executive Offices)	60064-6400 (Zip Code)

ABBOTT LABORATORIES ASHLAND UNION 401(K) PLAN
(Full Title of the Plan)

Jose M. de Lasa
Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (847) 937-5200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(a)	Proposed Maximum Aggregate Offering Price(a)	Amount of Registration Fee(a)

Common shares (without par value)	75,000	$53.78	$4,033,500	$965

(a)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests offered or sold pursuant to the employee benefit plan named herein. The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of Registrant's Common Shares reported in the consolidated reporting system on November 27, 2001.

The contents of Abbott Laboratories Ashland Union 401(K) Plan Registration Statement on Form S-8 (File no. 333-13091) are incorporated herein by reference.

SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on November 29, 2001.

ABBOTT LABORATORIES
By:	/s/ MILES D. WHITE
Miles D. White, Chairman of the Board and Chief Executive Officer

    Each person whose signature appears below constitutes and appoints Miles D. White and Jose M. de Lasa, Esq., and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MILES D. WHITE Miles D. White	Chairman of the Board, Chief Executive Officer, and Director	November 29, 2001
/s/ JEFFREY M. LEIDEN Jeffrey M. Leiden, M.D., Ph.D.	Executive Vice President, Pharmaceuticals, Chief Scientific Officer and Director	November 29, 2001
/s/ THOMAS C. FREYMAN Thomas C. Freyman	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	November 29, 2001
/s/ GREG W. LINDER Greg W. Linder	Vice President and Controller (Principal Accounting Officer)	November 29, 2001
/s/ ROXANNE S. AUSTIN Roxanne S. Austin	Director	November 29, 2001
/s/ H. LAURANCE FULLER H. Laurance Fuller	Director	November 29, 2001

S–2

/s/ JACK M. GREENBERG Jack M. Greenberg	Director	November 29, 2001
/s/ DAVID A. JONES David A. Jones	Director	November 29, 2001
/s/ DAVID A. L. OWEN David A. L. Owen	Director	November 29, 2001
/s/ BOONE POWELL, JR. Boone Powell, Jr.	Director	November 29, 2001
/s/ A. BARRY RAND A. Barry Rand	Director	November 29, 2001
/s/ W. ANN REYNOLDS W. Ann Reynolds	Director	November 29, 2001
/s/ ROY S. ROBERTS Roy S. Roberts	Director	November 29, 2001
/s/ WILLIAM D. SMITHBURG William D. Smithburg	Director	November 29, 2001
/s/ JOHN R. WALTER John R. Walter	Director	November 29, 2001

S–3

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Abbott Laboratories Ashland Union 401(K) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on the 29th day of November, 2001.

ABBOTT LABORATORIES ASHLAND UNION 401(K) PLAN
By:	ABBOTT LABORATORIES EMPLOYEE BENEFIT BOARD OF REVIEW
/s/ THOMAS C. FREYMAN Thomas C. Freyman
/s/ GREG W. LINDER Greg W. Linder
/s/ THOMAS M. WASCOE Thomas M. Wascoe
Being all of the Members of the Abbott Laboratories Employee Benefit Board of Review

S–4

EXHIBIT INDEX

Exhibit No.	Description
4	Abbott Laboratories Ashland Union 401(K) Plan.
5	Opinion of Jose M. de Lasa, as to the legality of the securities being issuedand the compliance of the Program with the requirements of ERISA.
23.1	Consent of counsel, Jose M. de Lasa, is included in his opinion.
23.2	Consent of Arthur Andersen LLP.
23.3	Consent of Deloitte & Touche GmbH.
23.4	Consent of Ernst & Young.
23.5	Consent of Asahi & Co.
24	Power of Attorney is included on the signature page.

S–5

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SIGNATURES
EXHIBIT INDEX